EXHIBIT 99.1


                   PART I. FINANCIAL INFORMATION

Item 1. FINANCIAL STATEMENTS

                                   PSINET INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                     JUNE 30, 1999         DECEMBER 31, 1998
                                                                     -------------        -----------------
                                                                      (In millions of U.S. dollars)
                                                                  (Unaudited, Amended)      (Audited)
                               ASSETS
Current assets:
     Cash and cash equivalents                                        $   610.0            $    56.8
     Restricted cash and short-term investments                           144.5                162.5
     Short-term investments and marketable securities                     106.4                265.7
     Accounts receivable, net                                              58.6                 50.2
     Prepaid expenses                                                      12.3                 11.0
     Other current assets                                                  20.5                 19.1
                                                                      -----------         -----------

          Total current assets                                            952.3                565.3

Property, plant and equipment, net                                        620.7                389.4
Goodwill and other intangibles, net                                       373.6                282.8
Other assets and deferred charges                                          66.9                 46.7
                                                                      -----------         -----------

          Total assets                                                $ 2,013.5            $ 1,284.2
                                                                      -----------         -----------
                                                                      -----------         -----------

           LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Current portion of debt                                          $    78.5         $      60.0
     Trade accounts payable                                                82.9                90.0
     Accrued payroll and related expenses                                  18.1                 8.5
     Other accounts payable and accrued liabilities                        54.1                82.7
     Accrued interest payable                                              29.4                29.0
     Deferred revenue                                                      21.3                19.4
                                                                      -----------         -----------
         Total current liabilities                                        284.3               289.6

Long-term debt                                                          1,141.7             1,064.6
Deferred income taxes                                                       4.7                 6.2
Other liabilities                                                          53.3                44.0
                                                                      -----------         -----------
         Total liabilities                                              1,484.0             1,404.4
                                                                      -----------         -----------

Commitments and contingencies

Shareholders' equity (deficit):
     Preferred stock                                                         --                 --
     Convertible preferred stock, Series B                                   --                28.8
     Convertible preferred stock, Series C                                362.4                 --
     Common stock                                                           0.7                 0.5
     Capital in excess of par value                                       823.6               402.0
     Accumulated deficit                                                 (549.3)             (427.6)
     Treasury stock                                                        (2.0)               (2.0)
     Accumulated other comprehensive income                                17.7                36.7
     Bandwidth Asset/IRU Agreement                                       (123.6)             (158.6)
                                                                      -----------         -----------
          Total shareholders' equity (deficit)                            529.5              (120.2)
                                                                      -----------         -----------

          Total liabilities and shareholders' equity (deficit)        $ 2,013.5           $ 1,284.2
                                                                      -----------         -----------
                                                                      -----------         -----------

The accompanying notes are an integral part of these consolidated financial statements.

                                   PSINET INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        THREE MONTHS ENDED JUNE 30,        SIX MONTHS ENDED JUNE 30,
                                                       --------------------------        ----------------------------
                                                         1999              1998             1999              1998
                                                       ---------         --------         ---------         ---------
                                                 (UNAUDITED; IN MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AND SHARE AMOUNTS)

                                                      (AMENDED)                           (AMENDED)

Revenue                                                $ 123.8           $ 53.7            $ 228.7           $  98.2

Operating costs and expenses:
     Data communications and operations                   86.7             41.9              162.8              78.6
     Sales and marketing                                  21.9             12.5               40.5              23.2
     General and administrative                           15.4             10.3               32.5              17.9
     Depreciation and amortization                        34.4             12.9               61.2              22.4
     Charge for acquired in-process
       research and development                            --              20.0                --               27.0
                                                       ---------         --------         ---------         ---------

          Total operating costs and expenses             158.4             97.6              297.0             169.1
                                                       ---------         --------         ---------         ---------

Loss from operations                                     (34.6)           (43.9)             (68.3)            (70.9)

Interest expense                                         (31.9)           (16.9)             (61.5)            (19.4)
Interest income                                            8.1              6.1               12.8               6.6
Other income (expense), net                               (0.2)             1.1               (0.3)              1.0
                                                       ---------         --------         ---------         ---------

Loss before income taxes                                 (58.6)           (53.6)            (117.3)            (82.7)

Income tax benefit (expense)                               0.4              --                 0.4               --
                                                       ---------         --------         ---------         ---------

Net loss                                                 (58.2)           (53.6)            (116.9)            (82.7)

Return to preferred shareholders                          (4.2)            (0.8)              (4.8)             (1.5)
                                                       ---------         --------         ---------         ---------

Net loss available to common shareholders              $ (62.4)        $  (54.4)        $   (121.7)        $   (84.2)
                                                       ---------         --------         ---------         ---------
                                                       ---------         --------         ---------         ---------

Basic and diluted loss per share                       $  (1.01)        $  (1.06)        $   (2.11)        $   (1.76)
                                                       ---------         --------         ---------         ---------
                                                       ---------         --------         ---------         ---------
Shares used in computing basic and diluted loss
     per share (in thousands)                             61,956           51,111            57,657            47,854
                                                       ---------         --------         ---------         ---------
                                                       ---------         --------         ---------         ---------



The accompanying notes are an integral part of these consolidated financial statements.

                                   PSINET INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     Six Months Ended June 30,
                                                                    ---------------------------
                                                                      1999              1998
                                                                    ---------         ---------
                                                                   (In millions of U.S. dollars)
                                                                            (Unaudited)
Net cash used in operating activities                               $(139.3)        $  (20.7)
                                                                    ---------         ---------

Cash flows from investing activities:
     Purchases of property and equipment                             (101.9)           (25.2)
     Purchases of investments                                        (103.2)          (242.3)
     Proceeds from maturity or sale of investments                    262.5              1.2
     Investments in certain businesses, net of cash acquired         (103.2)           (63.3)
     Restricted cash and short-term investments                        18.0           (122.5)
     Other, net                                                         --               0.8
                                                                    ---------         ---------
             Net cash used in investing activities                    (27.8)          (451.3)
                                                                    ---------         ---------

Cash flows from financing activities:
     Net payments on lines of credit                                    --              (1.8)
     Proceeds from issuance of notes payable, net                     102.7            609.0
     Repayments of debt                                              (104.9)           (29.2)
     Principal payments under capital lease obligations               (26.8)           (15.2)
     Proceeds from equity offerings, net                              742.0              --
     Proceeds from exercise of common stock options                     9.1              2.0
     Payments of dividends on preferred stock                          (0.4)            (1.5)
     Other, net                                                         --               --
                                                                    ---------         ---------
             Net cash provided by financing activities                721.7            563.3
                                                                    ---------         ---------

Effect of exchange rate changes on cash                                (1.4)            (0.1)
                                                                    ---------         ---------

Net increase in cash and cash equivalents                             553.2             91.2
Cash and cash equivalents, beginning of period                         56.8             33.3
                                                                    ---------         ---------

Cash and cash equivalents, end of period                            $ 610.0          $ 124.5
                                                                    ---------         ---------
                                                                    ---------         ---------


The accompanying notes are an integral part of these consolidated financial statements.

                                   PSINET INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION (Amended)

These consolidated financial statements for the three and six month periods ended June 30, 1999 and 1998 and the related footnote information are unaudited and have been prepared on a basis substantially consistent with the audited consolidated financial statements of PSINet Inc. and its subsidiaries (collectively, "PSINet" or the "Company") as of and for the year ended December 31, 1998 included in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "Annual Report"). These financial statements should be read in conjunction with the audited consolidated financial statements and the related notes to consolidated financial statements of the Company as of and for the year ended December 31, 1998 included in the Annual Report and the unaudited quarterly consolidated financial statements and related notes to unaudited consolidated financial statements of the Company for the three month period ended March 31, 1999 included in the Company's Form 10-Q for the quarter then ended, as filed with the Securities and Exchange Commission. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring adjustments) which management considers necessary to present fairly the consolidated financial position of the Company at June 30, 1999 and the results of its operations and cash flows for the three and six month periods ended June 30, 1999 and 1998. The results of operations for the three and six month periods ended June 30, 1999 may not be indicative of the results expected for any succeeding quarter or for the entire year ending December 31, 1999.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements.
Actual results may differ from those estimates.

In December 1999, the Company processed certain invoices relating to expenses for software consulting work performed in the second and third quarters of 1999. These financial statements have been amended to reflect $0.4 million of expenses in the second quarter of 1999. Net loss available to common shareholders for the three and six months ended June 30, 1999 has been changed from $62.0 million and $121.2 million, respectively, to $62.4 million and $121.7 million, respectively. Basic and diluted loss per share for the three and six month ended June 30, 1999 has been changed from $1.00 and $2.10 loss per share, respectively, to $1.01 and $2.11 loss per share, respectively.

NOTE 2 - ACCOUNTING POLICIES

LOSS PER SHARE - Basic loss per share is computed using the weighted average number of shares of common stock outstanding during the year. Diluted loss per share is computed using the weighted-average number of shares of common stock, adjusted for the dilutive effect of common stock equivalent shares from common stock options and warrants and convertible preferred stock. Common stock equivalent shares are calculated using the treasury stock method. All common stock equivalents, totaling 16.3 million shares and 3.8 million shares at June 30, 1999 and 1998, respectively, have been excluded from the computation of diluted loss per share as their effect would be antidilutive and, accordingly, there is no reconciliation between basic and diluted loss per share for each of the periods presented.

NOTE 3 - ACQUISITIONS OF CERTAIN BUSINESSES (Amended)

During the six months ended June 30, 1999, the Company acquired the following businesses:

                                                                      OWNERSHIP
     BUSINESS NAME            LOCATION             ACQUISITION DATE    INTEREST
     -------------            --------             ----------------    --------
Planete.net                   France               2/99                  100%
Satelnet                      France               2/99                  100%
Tele Linx                     United Kingdom       2/99                  100%
Horizontes                    Brazil               4/99                  100%
Openlink                      Brazil               4/99                  100%
STI                           Brazil               5/99                  100%
Internet de Mexico            Mexico               5/99                  100%
DataNet                       Mexico               5/99                  100%
TIC                           Switzerland          5/99                  100%
Caribbean Internet            U.S. (Puerto Rico)   6/99                  100%
TIAC                          U.S.                 6/99                  100%
Argentina On-Line             Argentina            6/99                  100%
CSO.net                       Austria              6/99                  100%

Subsequently, during July 1999, the Company acquired the following businesses:

                                                                       OWNERSHIP
     BUSINESS NAME            LOCATION             ACQUISITION DATE     INTEREST
     -------------            --------             ----------------     --------
Intercomputer                 Spain                        7/99            100%
Abaforum                      Spain                        7/99            100%

All of the ISPs acquired generally serve both consumer and business customers with dedicated and dial-up connectivity as well as Web hosting services. Tele Linx operates a data center facility.

Each of the acquisitions was accounted for using the purchase method of accounting and, accordingly, the net assets and results of operations of the acquired companies have been included in the Company's consolidated financial statements since the acquisition dates. The purchase prices of the 1999 acquisitions have been preliminarily allocated to assets acquired, including intangible assets, and liabilities assumed, based on their respective fair values at the acquisition dates. As part of the allocation process, the Company evaluates each acquisition for acquired in-process research and development technologies. Based on the Company's preliminary allocation, no in-process research and development technologies were identified for its 1999 acquisitions to date.

In connection with the acquisitions made during the six months ended June 30, 1999, liabilities assumed were as follows (in millions of U.S. dollars):

                                                  CASH PAID
                            FAIR VALUE OF           FOR THE      LIABILITIES
                           ASSETS ACQUIRED       CAPITAL STOCK     ASSUMED
                           ---------------       -------------     -------
Tele Linx                   $   88.2              $ (32.8)        $ 55.4
TIAC                            26.6                (16.0)          10.5
All Others                      68.2                (48.6)          19.7
                             -------              -------         ------
                             $ 183.0              $ (97.4)        $ 85.6
                             -------              -------         ------
                             -------              -------         ------

For certain acquisitions made in 1999 and 1998, the Company has retained a portion of the purchase price under holdback provisions of the purchase agreements to secure performance by the sellers of indemnification or other contractual obligations. These holdback amounts are generally payable up to 24 months after the date of closing of the related acquisitions.

The Company recorded a $6.0 million increase to goodwill during the three months ended June 30, 1999, reflecting final settlement and payment of an earn-out provision in connection with an acquisition made in 1998.

The following represents the unaudited pro forma results of operations of the Company for the six months ended June 30, 1999 and 1998 as if the acquisitions closed prior to June 30, 1999 were consummated on January 1, 1998. The unaudited pro forma results of operations include certain pro forma adjustments, including the amortization of intangible assets relating to the acquisitions. The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions actually been consummated on January 1, 1998 or the results which may occur in the future.


                                                                            SIX MONTHS ENDED
                                                                            ----------------
                                                                 JUNE 30, 1999               JUNE 30, 1998
                                                                 -------------               -------------
                                                               (IN MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNT)
                                                                   (Amended)
Revenue.......................................................     $   244.0                  $   116.4
Net loss available to common shareholders.....................     $  (126.0)                 $   (89.9)
Basic and diluted loss per share..............................     $    (2.19)                $    (1.88)

Total amortization expense of goodwill and other intangibles was $9.1 million and $1.2 million for the three months ended June 30, 1999 and 1998, respectively, and $17.5 million and $1.8 million for the six months ended June 30, 1999 and 1998, respectively.

NOTE 4 - SHORT-TERM INVESTMENTS AND MARKETABLE SECURITIES

Short-term investments and marketable securities, including restricted amounts, consisted of the following:

                                              JUNE 30, 1999   DECEMBER 31, 1998
                                              -------------   -----------------
                                               (IN MILLIONS OF U.S. DOLLARS)
U.S. government obligations                       $137.9         $235.1
Commercial paper                                    60.4          112.3
Certificates of deposit                              0.6           25.0
Other                                                2.3            --
                                                  ------         ------
                                                  $201.2         $372.4
                                                  ------         ------
                                                  ------         ------

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

                                                   JUNE 30, 1999    DECEMBER 31, 1998
                                                   -------------    -----------------
                                                     (IN MILLIONS OF U.S. DOLLARS)
Telecommunications bandwidth                          $ 246.8           $ 148.4
Data communications equipment                           396.5             275.4
Leasehold improvements                                   36.0              29.2
Software                                                 23.9              17.7
Office and other equipment                               29.1              18.8
Land and buildings                                       43.2               3.3
                                                      -------           -------
                                                        775.5             492.8
Less accumulated depreciation and amortization         (154.8)           (103.4)
                                                      -------           -------
Property, plant and equipment, net                    $ 620.7           $ 389.4
                                                      -------           -------
                                                      -------           -------

Total depreciation and leasehold amortization expense was $25.3 million and $11.7 million for the three months ended June 30, 1999 and 1998, respectively, and $43.7 million and $20.6 million for the six months ended June 30, 1999 and 1998, respectively.

NOTE 6 - DEBT

Debt consisted of the following:

                                                                                  JUNE 30, 1999   DECEMBER 31, 1998
                                                                                  -------------   -----------------
                                                                                     (IN MILLIONS OF U.S. DOLLARS)
      Senior notes at interest rate of 10%                                          $   600.0         $   600.0
      Senior notes at interest rate of 11.5%                                            350.0             350.0
      Capital lease obligations at interest rates ranging from 2.0% to 18.6%            231.3             120.7
      Notes payable at interest rates ranging from 1.9% to 12.7%                         36.1              51.0
                                                                                    -----------         -----------
                                                                                      1,217.4           1,121.7
      Plus unamortized premium                                                            2.8               2.9
                                                                                    -----------         -----------
                                                                                      1,220.2           1,124.6
      Less current portion                                                              (78.5)            (60.0)
                                                                                    -----------         -----------
      Long-term portion                                                             $ 1,141.7         $ 1,064.6
                                                                                    -----------         -----------
                                                                                    -----------         -----------

The Company has deposited in an escrow account restricted cash and short-term investments of $94.3 million at June 30, 1999 to fund, when due, the next three semi-annual interest payments on the 10% senior notes. Each of the indentures governing the Company's senior notes contain certain financial and other covenants that, among other things, will restrict the Company's ability to incur further indebtedness, make certain payments (including payments of dividends), and sell assets.

The Company has various financing arrangements accounted for as capital leases for the acquisition of equipment, telecommunications bandwidth, a building and other fixed assets. During the six months ended June 30, 1999 and 1998, the Company incurred capital lease obligations under these arrangements and from the acquisitions of businesses of $78.6 million and $49.1 million, respectively. At June 30, 1999, the aggregate unused portion under these arrangements totaled $91.9 million after designating $20.4 million of payables for various equipment purchases, which will be financed under capital lease facilities. These financing arrangements contain provisions which, among other things, require the maintenance of certain financial ratios and restrict the payment of dividends.

The Company has a senior secured credit facility ("Credit Facility") with a maximum principal amount of $110.0 million; amounts drawn are payable in September 2001. At June 30, 1999, no amounts were outstanding, $9.7 million was being utilized for letters of credit, and $100.3 million was available to draw. Interest on the Credit Facility is based on a spread over the London interbank offered rate or the higher of the bank's prime rate or the Federal funds effective rate, at the Company's option (9.0% at June 30, 1999). The Credit Facility requires, among other things, the satisfaction of certain financial covenants, including a minimum annual consolidated revenue test, a minimum EBITDA test and requires the reduction in the maximum amount of availability and prepayments equal to the net proceeds received from certain asset sales and certain casualty events. The Company is required to pay a commitment fee ranging from 0.50% to 0.875% of the unused amounts under the Credit Facility.

The Company was in compliance with the covenants under each of its financing arrangements at June 30, 1999.

In July 1999, the Company issued $1.2 billion aggregate principal amount of 11% senior notes due 2009, consisting of $1.05 billion aggregate principal amount of 11% senior notes due 2009 and Euro 150 million aggregate principal amount of 11% senior notes due 2009, pursuant to Securities and Exchange Commission Rule 144A and Regulation S. The aggregate net proceeds of the offering of the 11% senior notes, after giving effect to discounts and commissions and other offering expenses, was approximately $1.17 billion.

NOTE 7 - CAPITAL STOCK

ISSUANCE OF COMMON STOCK

During the six months ended June 30, 1999, options with respect to 1,593,858 shares of common stock were exercised for aggregate net proceeds of $9.1 million.

In May 1999, the Company completed a public offering of 8,000,000 shares of its common stock at $50.50 per share for net proceeds of approximately $383.8 million after underwriting discounts and commissions and other offering expenses.

TERMINATION OF CONTINGENT PAYMENT OBLIGATION TO IXC

In January 1999, the Company's contingent payment obligation to IXC Internet Services, Inc. ("IXC") under an agreement relating to the purchase of OC-48 bandwidth from IXC was terminated without the payment of any additional amounts or issuance of additional shares of common stock to IXC. This occurred when the fair market value of the shares of common stock originally issued to IXC exceeded the $240 million threshold in accordance with the terms of the agreement.

CONVERSION OF CONVERTIBLE PREFERRED STOCK

During the first quarter of 1999, all 600,000 shares of the Company's Series B 8% convertible preferred stock were converted into an aggregate of 3,000,000 shares of the Company's common stock in accordance with the original terms of the convertible preferred stock.

ISSUANCE OF CONVERTIBLE PREFERRED STOCK

In May 1999, the Company completed a public offering of 9,200,000 shares of its 6 3/4% Series C Cumulative Convertible Preferred Stock ("Series C Preferred Stock") for net proceeds of approximately $358.2 million after underwriting discounts and commissions and other offering expenses. The Series C Preferred Stock has a liquidation preference of $50 per share. The Series C Preferred Stock accrues dividends at an annual rate of 6 3/4%, payable quarterly in arrears, commencing on August 15, 2002, in cash, or at the Company's option, in shares of its common stock or a combination thereof.

At closing, the purchasers of the Series C Preferred Stock deposited approximately $85.8 million into an account established with a deposit agent ("Deposit Account"). The Deposit Account is not an asset of the Company. Funds in the Deposit Account will be paid to the holders of the Series C Preferred Stock each quarter in the amount of $0.84375 per share in cash or may be used, at the Company's option, to purchase shares of common stock from the Company at 95% of the market price of the common stock on that date for delivery to holders of Series C Preferred Stock in lieu of cash payments. The funds placed in the Deposit Account by the purchasers of the Series C Preferred Stock will, together with the earnings on those funds, be sufficient to make payments, in cash or stock, through May 15, 2002. Until the expiration of the Deposit Account, the Company will accrete a return to preferred shareholders each quarter from the date of issuance at an annual rate of approximately 6 3/4% of the liquidation preference per share. Such amount will be recorded as a deduction from net income to determine net income available to common shareholders. Upon the expiration of the Deposit Account, which is expected to occur on May 15, 2002 unless earlier terminated, the Series C Preferred Stock will begin to accrue dividends at an annual rate of 6 3/4% of the liquidation preference payable, at the Company's option, in cash or in shares of its common stock at 95% of the market price of the common stock on that date. Under certain circumstances, the Company can elect to terminate the Deposit Account prior to May 15, 2002, at which time the remaining funds in the Deposit Account would be distributed to the Company and the Series C Preferred Stock would begin to accrue dividends.

Each share of Series C Preferred Stock is convertible at any time at the option of the holders thereof into shares of the Company's common stock at an initial conversion price of $62.3675 per share, subject to adjustment upon the occurrence of specified events, equal to an initial conversion ratio of 0.8017 shares of the Company's common stock for each share of Series C Preferred Stock. The Series C Preferred Stock is redeemable, at the Company's option, at a redemption premium of 101.929% of the liquidation preference (plus accumulated and unpaid dividends) on or after November 15, 2000 but prior to May 15, 2002 if the trading price for the Series C Preferred Stock exceeds $124.74 per share for a specified period. Except in the circumstances described in the preceding sentence, the Company may not redeem the Series C Preferred Stock prior to May 15, 2002. Beginning on May 15, 2002, the Company may redeem shares of the Series C Preferred Stock initially at a redemption premium of 103.857% and thereafter at prices declining to 100% on May 15, 2006 (plus in each case, accumulated and unpaid dividends).

In the event of a change in control of the Company and if the market price of the Company's common stock at such time is less than the conversion price of the Series C Preferred Stock, the holders of the Series C Preferred Stock will have the right to convert their shares into the Company's common stock at the greater of (i) the market price per share ending on the date on which a change of control event occurs, or (ii) $38.73.

NOTE 8 - COMPREHENSIVE INCOME (Amended)

Comprehensive income for the three and six months ended June 30, 1999 and 1998 was as follows (in millions of U.S. dollars):

                                                THREE MONTHS ENDED JUNE 30,      SIX MONTHS ENDED JUNE 30,
                                                ---------------------------      -------------------------
                                                   1999             1998           1999             1998
                                                 --------         --------       --------         --------
                                                 (Amended)                       (Amended)

Net loss                                         $  (58.2)        $  (53.6)      $ (116.9)        $  (82.7)
                                                 --------         --------       --------         --------
Other comprehensive income:
  Unrealized holding gains                            0.6              1.3            0.4              5.0
  Foreign currency translation adjustment            (5.4)            (1.2)         (19.4)            (0.9)
                                                 --------         --------       --------         --------
                                                     (4.8)             0.1          (19.0)             4.1
                                                 --------         --------       --------         --------
Comprehensive income                             $  (63.0)        $  (53.5)      $ (135.9)        $  (78.6)
                                                 --------         --------       --------         --------
                                                 --------         --------       --------         --------


NOTE 9 - COMMITMENTS AND CONTINGENCIES

On March 23, 1999, an arbitrator awarded The Chatterjee Management Company ("Chatterjee") compensatory damages, including interest and legal expenses, from PSINet. In conjunction with this arbitration decision, the Company recorded a charge of $49.0 million during its fiscal year ended December 31, 1998, which accrual was reflected in other accounts payable and accrued liabilities in its consolidated balance sheets at December 31, 1998. During April 1999, the Company's request that the International Chamber of Commerce reconsider the amount of the damages awarded was denied. The Company resolved this matter by payment of $48.0 million to Chatterjee in April 1999; after accounting for other expenses, the resolution of the previously established accrual resulted in a non-recurring gain during the second quarter of 1999 of $0.7 million.

The Company is subject to certain other claims and legal proceedings that arise in the ordinary course of its business activities. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be decided unfavorably to the Company. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations or cash flows of the Company.

NOTE 10 - INDUSTRY SEGMENT AND GEOGRAPHIC REPORTING (Amended)

During the second quarter of 1999, the Company redefined its reporting segments to combine its U.S. and Canadian operations into one segment called North America; and, due to acquisitions during the quarter, added a Latin America segment. Its operations are now organized into four geographic operating segments - North America, Latin America, Europe and Asia. The Company evaluates the performance of its segments and allocates resources to them based on revenue and EBITDA, which is defined as losses before interest expense and interest income, taxes, depreciation and amortization, other non-operating income and expense, and charge for acquired in-process research and development.

Operations of the North America segment include shared network costs and corporate functions which the Company does not allocate to its other geographic segments for management reporting purposes. Capital expenditures include both assets acquired for cash and financed through capital leases and seller-financed arrangements.

Financial information for the Company's geographic segments is presented below (in millions of U.S. dollars):

                               NORTH AMERICA    LATIN AMERICA      EUROPE       ASIA        ELIMINATIONS      TOTAL
                                 (Amended)                                                                  (Amended)
THREE MONTHS ENDED
JUNE 30, 1999
Revenue                           $ 70.1            $ 3.2         $ 18.7        $ 31.8           $ ---       $ 123.8
EBITDA                              (3.7)             0.8           (0.7)          3.4             ---          (0.2)
Assets                           1,453.5             96.1          233.9         278.0           (48.0)      2,013.5
Capital expenditures                81.6              0.4           23.3           8.6             ---         113.9

THREE MONTHS ENDED
JUNE 30, 1998
Revenue                           $ 44.1            $ ---          $ 8.0         $ 1.8          $ (0.2)       $ 53.7
EBITDA                             (9.4)              ---           (1.7)          0.1             ---         (11.0)
Assets                             753.1              ---           45.5          (8.7)            4.9         794.8
Capital expenditures                40.6              ---            1.3           0.3            (0.2)         42.0

SIX MONTHS ENDED
JUNE 30, 1999
Revenue                          $ 129.2            $ 3.3         $ 34.6        $ 61.7          $ (0.1)      $ 228.7
EBITDA                             (11.8)             0.8           (2.6)          6.5             ---          (7.1)
Assets                           1,453.5             96.1          233.9         278.0           (48.0)      2,013.5
Capital expenditures               162.9              0.4           37.7          14.4             ---         215.4

SIX MONTHS ENDED
JUNE 30, 1998
Revenue                           $ 81.0            $ ---         $ 14.0         $ 3.4          $ (0.2)       $ 98.2
EBITDA                             (18.7)             ---           (2.9)          0.1             ---         (21.5)
Assets                             753.1              ---           45.5          (8.7)            4.9         794.8
Capital expenditures                74.2              ---            4.9           0.3            (0.4)         79.0

EBITDA for all reportable segments differs from consolidated loss before income taxes reported in the consolidated statements of operations as follows (in millions of U.S. dollars):

                                           THREE MONTHS ENDED              SIX MONTHS ENDED
                                                JUNE 30,                       JUNE 30,
                                         1999             1998           1999             1998
                                       --------         --------       --------         --------
                                       (Amended)                       (Amended)
EBITDA                                 $   (0.2)        $  (11.0)      $   (7.1)        $  (21.5)
Reconciling items:
  Depreciation and amortization           (34.4)           (12.9)         (61.2)           (22.4)
  Charge for acquired IPR&D                  --            (20.0)            --            (27.0)
  Interest expense                        (31.9)           (16.9)         (61.5)           (19.4)
  Interest income                           8.1              6.1           12.8              6.6
  Other income (expense), net              (0.2)             1.1           (0.3)             1.0
                                       --------         --------       --------         --------
Loss before income taxes               $  (58.6)        $  (53.6)      $ (117.3)        $  (82.7)
                                       --------         --------       --------         --------
                                       --------         --------       --------         --------